UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2017

Aflac Incorporated

(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1932 Wynnton Road, Columbus, Georgia	31999
(Address of principal executive offices)	(Zip Code)

706.323.3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On January 25, 2017, Aflac Incorporated (the “Company”) issued ¥60,000,000,000 aggregate principal amount of its 0.932% Senior Notes due 2027 (the “Notes”). The Notes were offered by the Company in a public offering pursuant to the Company’s Registration Statement on Form S-3ASR (No. 333-203839) (the “Registration Statement”), prospectus dated May 4, 2015, and related prospectus supplement dated January 18, 2017. The sale of the Notes was made pursuant to the terms of an underwriting agreement, dated January 18, 2017, by and among the Company and the several underwriters included on Schedule 1 thereto, for whom Merrill Lynch International, Mizuho International plc, Morgan Stanley & Co. International plc and SMBC Nikko Securities America, Inc., acted as representatives. The Company anticipates using the net proceeds from this offering for general corporate purposes including capital contributions to subsidiaries, if needed, and to replenish cash used by the Company to repurchase its 6.900% Senior Notes due 2039 and 6.45% Senior Notes due 2040 in its recent tender offer.

The Notes bear interest at a rate of 0.932% per annum and mature on January 25, 2027. Interest on the Notes is payable semi-annually in arrears on January 25 and July 25 each year, beginning on July 25, 2017. The Notes are general unsecured obligations and rank equally in right of payment with any of the Company’s existing and future unsecured senior indebtedness.

The Notes were issued under an indenture, dated as of May 21, 2009 (the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a fourteenth supplemental indenture, dated as of January 25, 2017 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description of the Indenture set forth above is qualified in its entirety by reference to the full text of each of the Base Indenture, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2009, and the Fourteenth Supplemental Indenture (including the form of Notes included therein), a copy of which is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

In connection with the issuance and sale by the Company of the Notes, the Company is filing exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference in their entirety into the Registration Statement.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description regarding the Company’s issuance and sale of the Notes contained in Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1 -	Fourteenth Supplemental Indenture, dated as of January 25, 2017, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.932% Senior Note due 2027).

5.1 -	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of the Company, regarding the validity of the Notes.

5.2 -	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the validity of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

January 27, 2017	/s/ Kenneth S. Janke
(Kenneth S. Janke)
Executive Vice President, Treasurer and Head of Corporate Finance and Development

EXHIBIT INDEX:

4.1 -	Fourteenth Supplemental Indenture, dated as of January 25, 2017, between Aflac Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (including the form of 0.932% Senior Note due 2027).

5.1 -	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of the Company, regarding the validity of the Notes.

5.2 -	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, regarding the validity of the Notes.

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